UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 15, 2014
RAYONIER INC.
COMMISSION FILE NUMBER 1-6780
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective May 1, 2014, H. Edwin Kiker was appointed as Senior Vice President and Chief Financial Officer of Rayonier Inc. (the “Company”).

In connection with his appointment, on May 15, 2014, the Compensation and Management Development Committee (the “Committee”) of the Company’s Board of Directors approved a new equity award to Mr. Kiker under the Rayonier Incentive Stock Plan, which will increase his original annual equity award issued in January 2014 to an aggregate value of $400,000, allocated 80% to performance shares awards (“Performance Shares”) under the Rayonier 2014 Performance Share Award Program (the “2014 Performance Share Program”), and 20% to non-qualified stock options (“Options”). The grant date of the new options issued as part of the increased award is May 15, 2014, and the grant date of options issued as part of his original annual award have a grant date of January 2, 2014. All of the Performance Shares are subject to a three-year performance period commencing January 1, 2014 and continuing through December 31, 2016, as more fully described in the 2014 Performance Share Program, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. All of the options will vest in one-third increments on each of the first three anniversaries of January 2, 2014.

The Committee also approved Mr. Kiker as a Tier 1 participant in the Rayonier Executive Severance Pay Plan (“Severance Plan”), which provides for specified severance payments in the event of a change in control, as more fully described in the Severance Plan, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this Report.

Exhibit No.	Exhibit Description
10.1	Description of Rayonier 2014 Performance Share Award Program.
10.2	Rayonier Inc. Executive Severance Pay Plan, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MICHAEL R. HERMAN
Michael R. Herman
Senior Vice President and
General Counsel
May 21, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Description of Rayonier 2014 Performance Share Award Program.	Incorporated by reference to Exhibit 10.32 to the Company's December 31, 2013 Form 10-K.
10.2	Rayonier Inc. Executive Severance Pay Plan, as amended.	Incorporated by reference to Exhibit 10.3 to the Company's December 31, 1997 Form 10-K.

3